                                                                     EXHIBIT 4.1

                        FORM OF SUBSCRIPTION CERTIFICATE


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    WARRANTS CERTIFICATE NUMBER                               CUSIP NUMBER


----------------------------------                      ------------------------
            WARRANTS                                       RECORD DATE SHARES

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                     NEW YORK CITY TIME ON NOVEMBER 9, 2004

                         GENERAL GROWTH PROPERTIES, INC.
                            WARRANTS FOR COMMON STOCK








Dear Warrant Holder:

      As the registered owner of this Subscription Certificate, you have been allocated the number of warrants shown above. Each whole warrant entitles you to subscribe for one share of common stock, par value $0.01 per share, of General Growth Properties, Inc. at the subscription price of $32.23 per share (the "Basic Subscription Privilege"). If you subscribe for all of the shares available pursuant to your Basic Subscription Privilege, you are also entitled to purchase additional shares at the Subscription Price (subject to pro-ration and certain limitations described in the enclosed Prospectus). The other terms and conditions of these warrants are set forth in the enclosed Prospectus.

      You have been allocated 0.1 non-transferable warrants for each share of common stock that you held as of 5:00 p.m., New York City time, on October 18, 2004 and 0.1 non-transferable warrants for each common unit (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) of limited partnership interest in GGP Limited Partnership that you held as of 5:00 p.m., New York City time, on October 18, 2004.

                       THESE WARRANTS ARE NON-TRANSFERABLE

      You have four choices:

      1. You can subscribe for one share of common stock for each whole warrant that you received, as listed at the top of the page;

      2. If you have exercised your Basic Subscription Privilege in full, then you can subscribe for additional shares of common stock (the "Over-Subscription Privilege"). Such shares may be available to you subject to an allocation process as described in the Prospectus;

      3. You can subscribe for less than all of the warrants that you received, as listed above, and allow the rest of your warrants to expire; or

      4. If you do not want to purchase any additional shares, you can disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK SUBSCRIBED FOR. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES.

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

BY MAIL:                                     BY OVERNIGHT COURIER:                        BY HAND:
Mellon Bank, N.A.                            Mellon Bank, N.A.                            Mellon Bank, N.A.
C/O Mellon Investor Services LLC             C/O Mellon Investor Services LLC             C/O Mellon Investor Services LLC
P.O. Box 3301                                85 Challenger Road                           120 Broadway, 13th Floor
South Hackensack, NJ 07606                   Overpeck Centre                              New York, New York 10271
Attention: Reorganization Department         Ridgefield Park, NJ 07660                    Attention: Reorganization Department
                                             Attention: Reorganization Department

          Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
            Delivery by facsimile will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION
THEREOF:

        I apply for ______________________ shares x $32.23  = $_________________
                     (No. of new shares)                       (Amount Enclosed)


IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE ABOVE AND WISH TO PUR- CHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE:

        I apply for ______________________ shares x $32.23  = $_________________
                     (No. of new shares)                       (Amount Enclosed)

--------------------------------------------------------------------------------

     TO SUBSCRIBE. I acknowledge that I have received the               YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF
Prospectus for this offer and I hereby irrevocably subscribe            YOU WISH TO HAVE YOUR SHARES DELIVERED TO
for the number of shares indicated above on the terms and               AN ADDRESS OTHER THAN THAT SHOWN ON THE
conditions specified in the Prospectus. I hereby agree that if I        FRONT.
fail to pay for the shares of common stock for which I have
subscribed, the company may exercise its legal remedies
against me.

Signature(s) of Subscriber(s):

____________________________________________________________            Your signature must be guaranteed by: (a) a commercial
                                                                        bank or trust company, (b) a member firm of a domestic
Please give your telephone number:                                      stock exchange, or (c) a credit union.

(___)_______________________________________________________            Signature Guaranteed:_________________________________
                                                                                                  (Name of Bank or Firm)

Address for delivery of shares if other than shown on front:

____________________________________________________________            By:___________________________________________________
                                                                                        (Signature of Officer)
____________________________________________________________

____________________________________________________________

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this Subscription Certificate.
If permanent change of address, check here  [ ]

--------------------------------------------------------------------------------
FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO MELLON INVESTOR SERVICES LLC (ACTING ON BEHALF OF MELLON BANK, N.A.), AS SUBSCRIPTION AGENT.

IF YOU ELECT TO SUBSCRIBE, YOU MUST PROVIDE THE SUBSCRIPTION AGENT WITH A CORRECT TAXPAYER IDENTIFICATION NUMBER (TIN) ON SUBSTITUTE FORM W-9. SEE INSTRUCTION NUMBER 7 AS TO USE OF GENERAL GROWTH PROPERTIES, INC. SUBSCRIPTION CERTIFICATE.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE WARRANTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

             INSTRUCTIONS FOR USE OF GENERAL GROWTH PROPERTIES, INC.
                     COMMON STOCK SUBSCRIPTION CERTIFICATES

           CONSULT MELLON INVESTOR SERVICES LLC OR YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

         THE WARRANTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 9, 2004, UNLESS EXTENDED AS DESCRIBED IN THE PROSPECTUS.

         The following instructions relate to a warrants offering (the "Warrants Offering") by General Growth Properties, Inc., a Delaware corporation (the "Company"), to the holders of common stock, par value $.01 per share ("Common Stock"), of the Company and holders of common or convertible preferred units of limited partnership interest in GGP Limited Partnership as described in the Company's prospectus, dated October 25, 2004 (the "Prospectus"). Stockholders and unitholders of record at the close of business on Monday, October 18, 2004 (the "Record Date"), are being allocated 0.1 non-transferable warrants for each share of the Company's common stock or common unit held by them at the Record Date.

         Each whole warrant is exercisable, upon payment of $32.23 per share (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the proration described below, each holder of record of warrants ("Warrant holder") who fully exercises its Basic Subscription Privilege with respect to all warrants that it is allocated in the same capacity pursuant to a single Common Stock subscription certificate ("Subscription Certificate") also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Oversubscription Privilege"). If shares of Common Stock being offered in the Warrants Offering remain available for purchase following the exercise of the Basic Subscription Privilege by Warrant holders prior to the Expiration Time (the "Excess Shares"), Warrant holders who have exercised their Oversubscription Privilege to subscribe for a number of Excess Shares will be permitted to purchase those shares subject to the proration described below. If there is not a sufficient number of Excess Shares to satisfy all subscriptions pursuant to the exercise of the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among Warrant holders exercising their Oversubscription Privilege in proportion to the number of shares of the Company's common stock that each such Warrant holder purchased pursuant to the exercise of its basic subscription privilege with respect to warrants distributed by the Company in the Warrants Offering; provided, however, that if such pro rata allocation results in any Warrant holder being allocated a greater number of Excess Shares than such Warrant holder subscribed for pursuant to the exercise of such Warrant holder's Oversubscription Privilege, then such Warrant holder will be allocated only such number of Excess Shares as such Warrant holder subscribed for, and the remaining Excess Shares will be allocated among all other Warrant holders exercising their Oversubscription Privileges.

         No fractional warrants will be allocated or cash in lieu of fractional warrants will be paid. Instead, the number of warrants allocated to a holder will be rounded to the nearest whole number after aggregating all warrants to which the holder is entitled. Nominee holders of Common Stock that hold, on the Record Date, shares for the account of more than one beneficial owner may exercise the number of warrants to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company's sole and absolute discretion.

         The Subscription Price for Common Stock is payable by certified check or bank draft drawn upon a U.S. bank or by postal, telegraphic or express money order, in each case payable to the Subscription Agent.

         The warrants will expire at 5:00 p.m., New York City time, on Tuesday, November 9, 2004, unless extended by the Company as described in the Prospectus (the "Expiration Time").

         The number of warrants to which a holder of a "Subscription Certificate" is entitled is printed on the face of that holder's Subscription Certificate. You should indicate your wishes with regard to the exercise of your warrants by completing the Subscription Certificate and returning it to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS, BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A WARRANT.

1.       SUBSCRIPTION PRIVILEGE.

         To exercise warrants, deliver your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent.

         Payment of the applicable Subscription Price must be made for the full number of shares of Common Stock being subscribed for by certified check or bank draft drawn upon a U.S. bank or by postal, telegraphic or express money order payable to Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.), as Subscription Agent. THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON THE RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AS PROVIDED ABOVE.

         Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of warrants represented by your Subscription Certificate, the number of shares of Common Stock being subscribed for pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three business days following the date the Subscription Agent receives the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three business days following the date the Subscription Agent receives the Notice of Guaranteed Delivery.

         Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent, at the address, or by calling the telephone number, indicated below.

         Banks, brokers, trusts, depositaries or other nominee holders of the warrants who exercise the warrants on behalf of beneficial owners of warrants will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with any exercise of the Oversubscription Privilege, the number of warrants exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of warrants on whose behalf such nominee holder is acting. If more shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among Warrant holders exercising their applicable Oversubscription Privilege in proportion to the number of shares of Common Stock they purchased pursuant to their exercise of their Basic Subscription Privilege.

         The address and telecopier numbers of the Subscription Agent are as follows:

BY MAIL:                                   BY OVERNIGHT COURIER:                     BY HAND:
General Growth Properties, Inc.            General Growth Properties, Inc.           General Growth Properties, Inc.
C/O Mellon Investor Services LLC           C/O Mellon Investor Services LLC          C/O Mellon Investor Services LLC
Attention: Reorganization Dept.            Attention: Reorganization Dept.           Attention: Reorganization Dept.
P.O. Box 3301                              85 Challenger Road                        120 Broadway, 13th Floor
South Hackensack, NJ 07606                 Overpeck Centre                           New York, New York 10271
                                           Ridgefield Park, NJ 07660

                    Facsimile Transmission:                                          To confirm receipt
                 (Eligible Institutions Only)                                        of facsimile only:
                        (201) 296-4860                                                 (201) 296-4293

         The address and telephone numbers of the Subscription Agent, for inquiries, information or requests for additional documentation with respect to the warrants are as follows:

                          Mellon Investor Services LLC
                               85 Challenger Road
                                 Overpeck Centre
                         Call Toll Free: (888) 867-6202

         If you have not indicated the number of shares of Common Stock being purchased, or if you have not forwarded full payment of the Subscription Price for the number of shares of Common Stock that you have indicated are being purchased, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of shares of Common Stock which may be purchased for the Subscription Price transmitted or delivered by you, and to the extent that the Subscription Price transmitted or delivered by you exceeds the product of the Subscription Price multiplied by the number of shares of Common Stock you are entitled to purchase as evidenced by the Subscription Certificate(s) transmitted or delivered by you and no direction is given as to the excess (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares of Common Stock available to be purchased in the Warrants Offering and applicable proration.

2.       CONDITIONS TO COMPLETION OF THE WARRANTS OFFERING.

         This Warrants Offering is conditioned upon consummation of the Rouse merger. If the Rouse merger does not close, the Warrants Offering will be cancelled. The Company may cancel the Warrants Offering at any time and for any reason.

3.       DELIVERY OF SHARES OF COMMON STOCK.

         The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in your Subscription Certificate.

         (a) Basic Subscription Privilege. As soon as practicable after the Expiration Time, the Subscription Agent will deliver to each validly exercising Warrant holder shares of Common Stock purchased pursuant to such exercise. Such shares will be issued in the same form, certificated or book-entry, as the shares of Common Stock held by the subscriber exercising warrants for such shares. See "The Warrants Offering--Issuance of Shares" in the Prospectus.

         (b) Oversubscription Privilege. As soon as practicable after the Expiration Time, the Subscription Agent will deliver to each Warrant holder who validly exercises the Oversubscription Privilege the number of shares of Common Stock allocated to and purchased by such Warrant holder pursuant to the Oversubscription Privilege. Such shares will be issued in the same form, certificated or book-entry, as the shares of Common Stock held by the subscriber exercising warrants for such shares.

         (c) Return of Excess Payments. As soon as practicable after the Expiration Time, the Subscription Agent will deliver to each Warrant holder who exercises the Oversubscription Privilege any excess funds, without interest or deduction, received in payment of the Subscription Price for each share of Common Stock that is subscribed for by, but not allocated to, such Warrant holder pursuant to the Oversubscription Privilege.

4.       EXECUTION.

         (a) Execution by Registered Holder(s). The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. If the Subscription Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

         (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

5.       METHOD OF DELIVERY.

         The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Warrant holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Time.

6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY.

         In the case of holders of warrants that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer warrants (such warrants being "DTC Exercised Warrants") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege only in respect of DTC Exercised Warrants may not be exercised through DTC. The holder of a DTC Exercised Warrant may exercise the Oversubscription Privilege in respect of such DTC Exercised Warrant by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form and a Nominee Holder Certification Form, available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

         If a Notice of Guaranteed Delivery relates to warrants with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form and a Nominee Holder Certification Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Time.

7.       FORM W-9.

         Each Warrant holder who elects to exercise their warrants through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") and, where applicable, certification of such Warrant holder's exemption from backup withholding on a Form W-9. Each foreign Warrant holder who elects to exercise their warrants through the Subscription Agent should provide the Subscription Agent with certification of foreign status on a Form W-8. Copies of Form W-8 and additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 28% federal income tax withholding with respect to any proceeds received by such Warrant holder.